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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------


                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
                DELAWARE                            36-3145972
-----------------------------------------  -------------------------------------
(State of Incorporation or Organization)     (IRS Employer Identification no.)
   1585 Broadway, New York, New York                     10036
-----------------------------------------  -------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

If this Form relates to the registration   If this Form relates to the
pursuant to Section 12(b) of the           registration of a class of
Exchange Act and is effective pursuant     securities pursuant to Section 12(g)
to General Instruction A.(c), please       of the Exchange Act and is effective
check the following box. |_|               pursuant to General Instruction
                                           A.(d), please check the following
                                           box. |X|


Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:


--------------------------------------------------------------------------------
                                      None

                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:


           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be Registered
-----------------------------------------  -------------------------------------

Medium-Term Notes, Series C, Performance   Nasdaq National Market
Leveraged Upside Securities due
December 30, 2004



--------------------------------------------------------------------------------

     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, Performance Leveraged Upside Securities due December 30, 2004 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Nasdaq-100 Index(R)) ("Nasdaq PLUS"). A description of the Nasdaq PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Nasdaq PLUS contained in the pricing supplement dated October 9, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Nasdaq PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the Nasdaq PLUS.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: October 9, 2001              By: /s/ Martin M. Cohen
                                       ----------------------------------------
                                       Martin M. Cohen
                                       Assistant Secretary and Counsel

                               INDEX TO EXHIBITS



Exhibit No.                                                          Page No.

4.1  Proposed form of Global Note evidencing the Nasdaq PLUS            A-1

                             FIXED RATE SENIOR NOTE

REGISTERED                                              REGISTERED
No. FXR                                                 U.S. $
                                                        CUSIP:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                PERFORMANCE LEVERAGED UPSIDE SECURITIES ("PLUS")

                               PLUS DUE
                            MANDATORILY EXCHANGEABLE
                     FOR AN AMOUNT PAYABLE IN U.S. DOLLARS
                             BASED ON THE VALUE OF
                              THE NASDAQ-100 INDEX


ORIGINAL ISSUE DATE:     INITIAL REDEMPTION           INTEREST RATE:   % per       MATURITY DATE:
                            DATE: See "MSDW              annum (equivalent            See "Maturity Date"
                            Call Right" below.           to $      per annum per      below.
                                                         PLUS)
INTEREST ACCRUAL         INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
   DATE:                    PERCENTAGE: See              DATES:                       REPAYMENT
                            "MSDW Call Right"                                         DATE(S):  N/A
                            below.
SPECIFIED CURRENCY:      ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
   U.S. Dollars             PERCENTAGE                   PERIOD: Quarterly            MODIFIED
                            REDUCTION: N/A                                            PAYMENT UPON
                                                                                      ACCELERATION: See
                                                                                      "Alternate Exchange
                                                                                      Calculation in Case of
                                                                                      an Event of Default"
                                                                                      below.
IF SPECIFIED             REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
   CURRENCY OTHER           PERIOD: At least 15          ANNUAL INTEREST              N/A
   THAN U.S. DOLLARS,       days but no more than        PAYMENTS: N/A
   OPTION TO ELECT          30 days.  See "MSDW
   PAYMENT IN U.S.          Call Right" below.
   DOLLARS: N/A
EXCHANGE RATE            TAX REDEMPTION                                            ORIGINAL YIELD TO
   AGENT: N/A               AND PAYMENT OF                                            MATURITY: N/A
                            ADDITIONAL
                            AMOUNTS: N/A
OTHER PROVISIONS:        If yes, state Initial Offering
   See below             Date: N/A


Maturity Date...............................      , subject to extension in the
                                             event of a Market Disruption Event
                                             on the Final Call Valuation Date
                                             or on any Determination Date (each
                                             as defined below).

                                             If the Final Call Valuation Date
                                             is postponed due to a Market
                                             Disruption Event or otherwise and
                                             the Issuer
                                             exercises the Morgan Stanley
                                             Call Right, the Maturity Date
                                             shall be postponed by a
                                             corresponding number of
                                             calendar days so that the
                                             Maturity Date shall be the
                                             sixteenth calendar day
                                             following the Final Call
                                             Valuation Date. See "Final
                                             Call Valuation Date" below.

                                             In the event that the Final
                                             Call Valuation Date is
                                             postponed due to a Market
                                             Disruption Event or otherwise,
                                             the Issuer shall give notice
                                             of such postponement as
                                             promptly as possible, and in
                                             no case later than two
                                             Business Days following the
                                             scheduled Final Call Valuation
                                             Date, (i) to the holder of
                                             this PLUS by mailing notice of
                                             such postponement by first
                                             class mail, postage prepaid
                                             and (ii) to the Trustee and
                                             the Depositary by telephone or
                                             facsimile confirmed by mailing
                                             such notice to the Trustee at
                                             its New York office and to the
                                             Depositary by first class
                                             mail, postage prepaid, as more
                                             fully described under "Morgan
                                             Stanley Call Right" below. Any
                                             notice that is mailed in the
                                             manner herein provided shall
                                             be conclusively presumed to
                                             have been duly given, whether
                                             or not the holder of this PLUS
                                             receives the notice. Notice of
                                             the rescheduled Maturity Date
                                             resulting from postponement of
                                             the Final Call Valuation Date,
                                             if applicable, shall be
                                             included in the Issuer's
                                             notice of exercise of the
                                             Morgan Stanley Call Right.

                                             If the Issuer does not exercise the
                                             Morgan Stanley Call Right and, due
                                             to a Market Disruption Event or
                                             otherwise, the fifth Determination
                                             Date for calculating the Final
                                             Average Index Value (the "Final
                                             Determination Date") is postponed
                                             so that it falls on or after     ,
                                             the Maturity Date shall be the
                                             third Trading Day following
                                             the Final Determination Date.  See
                                             "Final Average Index Value" below.

                                             In the event that the Maturity
                                             Date of the PLUS is postponed
                                             due to postponement of the
                                             Final Determination Date as
                                             described in the immediately
                                             preceding paragraph, the
                                             Issuer shall give notice of
                                             such postponement and of the
                                             rescheduled Maturity Date (i)
                                             to the holder of this PLUS by
                                             mailing notice of such
                                             postponement by first class
                                             mail, postage prepaid, and
                                             (ii) to the Trustee and the
                                             Depositary by telephone or
                                             facsimile confirmed by mailing
                                             such notice to the Trustee at
                                             its New York office and to the
                                             Depositary by first class
                                             mail, postage prepaid, as more
                                             fully described under "Morgan
                                             Stanley Call Right" below. Any
                                             notice that is mailed in the
                                             manner herein provided shall
                                             be conclusively presumed to
                                             have been duly given, whether
                                             or not the holder of this PLUS
                                             receives the notice. The
                                             Issuer shall give such notice
                                             as promptly as possible, and
                                             in no case later than (x) with
                                             respect to notice of
                                             postponement of the Maturity
                                             Date, the Business Day
                                             immediately following        , and
                                             (y) with respect to notice of
                                             the rescheduled Maturity Date,
                                             the Business Day immediately
                                             following the actual Final
                                             Determination Date.

Record Dates................................ The Record Date for each Interest
                                             Payment Date, including the
                                             Interest Payment Date scheduled to
                                             occur on the Maturity Date, shall
                                             be the date 10 calendar days prior
                                             to such Interest Payment Date,
                                             whether or not that date is a
                                             Business Day; provided, however,
                                             that in the event that the Issuer
                                             exercises the Morgan Stanley Call
                                             Right, no Interest Payment Date
                                             shall occur after the Morgan
                                             Stanley Notice Date, except for
                                             any Interest Payment Date for which
                                             the Morgan Stanley Notice Date
                                             falls on or after the "ex-interest"
                                             date for the related interest
                                             payment, in which case the related
                                             interest payment shall be made on
                                             such Interest Payment Date.  The
                                             "ex-interest" date for any interest
                                             payment is the date on which
                                             purchase transactions in the PLUS
                                             no longer carry the right to
                                             receive such interest payment.

                                             In the event that the Issuer
                                             exercises the Morgan Stanley
                                             Call Right and the Morgan
                                             Stanley Notice Date falls
                                             before the "ex-interest" date
                                             for an interest payment, so
                                             that as a result a scheduled
                                             Interest Payment Date will not
                                             occur, the Issuer shall cause
                                             the Calculation Agent to give
                                             notice to (i) the Trustee and
                                             (ii) the Depositary, in each
                                             case in the manner described
                                             in the second and third
                                             paragraph under "Morgan
                                             Stanley Call Right" below,
                                             that no Interest Payment Date
                                             will occur after such Morgan
                                             Stanley Notice Date.

Denominations............................... $      and integral multiples
                                             thereof.

Morgan Stanley Call Right................... On any scheduled Trading Day on or
                                             after October   , 2003, the Issuer
                                             may call the PLUS, in whole but
                                             not in part, and pay to the holder
                                             of this PLUS an amount in
                                             cash equal to the Call Price per
                                             each $      principal amount of
                                             this PLUS on the Call Date.

                                             On the Morgan Stanley Notice
                                             Date, the Issuer shall give
                                             notice of the Issuer's
                                             exercise of the Morgan Stanley
                                             Call Right (i) to the holder
                                             of this PLUS by mailing notice
                                             of such exercise by first
                                             class mail, postage prepaid,
                                             specifying the date (the "Call
                                             Date") on which the Issuer
                                             shall effect such exchange at
                                             the holder's last address as
                                             it shall appear upon the
                                             registry books, (ii) to the
                                             Trustee by telephone or
                                             facsimile confirmed by mailing
                                             such notice to the Trustee by
                                             first class mail, postage
                                             prepaid, at its New York
                                             office and (iii) to the
                                             Depositary in accordance with
                                             the applicable procedures set
                                             forth in the Letter of
                                             Representations related to
                                             this PLUS. Any notice which is
                                             mailed in the manner herein
                                             provided shall be conclusively
                                             presumed to have been duly
                                             given, whether or not the
                                             holder of this PLUS receives
                                             the notice. Failure to give
                                             notice by mail or any defect
                                             in the notice to the holder of
                                             any PLUS shall not affect the
                                             validity of the proceedings
                                             for the exercise of the Morgan
                                             Stanley Call Right with
                                             respect to any other PLUS.

                                             The notice of the Issuer's
                                             exercise of the Morgan Stanley
                                             Call Right shall specify (i)
                                             the Call Date, (ii) the Call
                                             Price payable per PLUS, (iii)
                                             whether any subsequently
                                             scheduled Interest Payment
                                             Date shall no longer be an
                                             Interest Payment Date as a
                                             result of the exercise of the
                                             Morgan Stanley Call Right,
                                             (iv) the place or places of
                                             payment of such Call Price,
                                             (v) that such payment will be
                                             made upon presentation and
                                             surrender of this PLUS, (vi)
                                             that such exchange is pursuant
                                             to the Morgan Stanley Call
                                             Right, and (vii) if
                                             applicable, the date to which
                                             the Maturity Date has been
                                             extended due to a Market
                                             Disruption Event as described
                                             under "Maturity Date" above.

                                             The notice of the Issuer's
                                             exercise of the Morgan Stanley
                                             Call Right shall be given by
                                             the Issuer or, at the Issuer's
                                             request, by the Trustee in the
                                             name and at the expense of the
                                             Issuer.

                                             If this PLUS is so called by
                                             the Issuer, then an amount in
                                             cash equal to the Call Price
                                             per each $      principal amount of
                                             this PLUS shall be delivered
                                             to the holder of this PLUS on
                                             the Call Date fixed by the
                                             Issuer and set
                                             forth in its notice of
                                             exercise of the Morgan Stanley
                                             Call Right, upon delivery of
                                             the PLUS to the Trustee. The
                                             Issuer shall, or shall cause
                                             the Calculation Agent to,
                                             deliver such cash to the
                                             Trustee for delivery to the
                                             holder of this PLUS. The
                                             holder of this PLUS shall not
                                             receive any accrued but unpaid
                                             interest on the PLUS on the
                                             Call Date.

                                             If this PLUS is not
                                             surrendered for exchange on
                                             the Call Date, it shall be
                                             deemed to be no longer
                                             Outstanding under, and as
                                             defined in, the Senior
                                             Indenture after the Call Date,
                                             except with respect to the
                                             holder's right to receive cash
                                             due in connection with the
                                             Morgan Stanley Call Right.

Morgan Stanley Notice Date.................. The scheduled Trading Day on which the Issuer issues its notice of
                                             mandatory exchange, which must be
                                             at least 15 but not more than 30
                                             days prior to the Call Date, and
                                             which may not be later than the
                                             Trading Day immediately succeeding
                                             the Final Call Valuation, each as
                                             defined below.

Call Date................................... The scheduled Trading Day on or
                                             after                        and
                                             on or prior to the Maturity Date
                                             (including the Maturity Date as it
                                             may be extended) specified in the
                                             Issuer's notice of mandatory
                                             exchange, on which the Issuer
                                             shall pay the cash Call Price to
                                             the holder of this PLUS.  See
                                             "Maturity Date" above.

Call Price.................................. $        per PLUS (   % of the
                                             Issue Price).

Final Call Valuation Date...................        ; provided that if such day
                                             is not a Trading Day or if a
                                             Market Disruption Event occurs on
                                             such day, the Final Call Valuation
                                             Date shall be the immediately
                                             succeeding Trading Day on which no
                                             Market Disruption Event occurs.

Exchange at Maturity........................ At maturity, subject to a prior call of this PLUS for the cash
                                             Call Price by the Issuer as
                                             described under "Morgan Stanley
                                             Call Right" above, upon delivery
                                             of this PLUS to the Trustee, the
                                             Issuer shall pay, with respect to
                                             each $    principal amount of this
                                             PLUS, an amount in cash equal
                                             to one-eightieth of the Final
                                             Average Index Value plus an
                                             amount in cash equal to the
                                             Supplemental Amount, if any, plus
                                             any accrued but unpaid interest.

                                             The Issuer shall, or shall
                                             cause the Calculation Agent
                                             to, (i) provide written notice
                                             to the Trustee at its New York
                                             Office and to the Depositary,
                                             on which notice the Trustee
                                             and Depositary may conclusively
                                             rely, on or prior to 10:30 a.m.
                                             on the Trading Day immediately
                                             prior to maturity of this PLUS,
                                             of the amount of cash, including
                                             accrued but unpaid interest,
                                             to be delivered with respect
                                             to each $      principal amount of
                                             this PLUS and (ii) deliver
                                             such cash to the Trustee for
                                             delivery to the holder of this
                                             PLUS; provided that, if the
                                             maturity date of this PLUS is
                                             accelerated because of an
                                             Acceleration Event or
                                             otherwise, the Issuer shall
                                             give notice of such
                                             acceleration as promptly as
                                             possible, and in no case later
                                             than two Business Days
                                             following such deemed maturity
                                             date, (i) to the holder of
                                             this PLUS by mailing notice of
                                             such acceleration by first
                                             class mail, postage prepaid
                                             and (ii) to the Trustee and
                                             the Depositary by telephone or
                                             facsimile confirmed by mailing
                                             such notice to the Trustee at
                                             its New York office and to the
                                             Depositary by first class
                                             mail, postage prepaid, as more
                                             fully described under "Morgan
                                             Stanley Call Right" above. Any
                                             notice that is mailed in the
                                             manner herein provided shall
                                             be conclusively presumed to
                                             have been duly given, whether
                                             or not the holder of this PLUS
                                             receives the notice. If the
                                             maturity of this PLUS is
                                             accelerated in the manner
                                             described in the immediately
                                             preceding sentence, no
                                             interest on the amounts
                                             payable with respect to this
                                             PLUS shall accrue for the
                                             period from and after such
                                             accelerated maturity date;
                                             provided that the Issuer has
                                             deposited with the Trustee any
                                             cash due with respect to such
                                             acceleration.

                                             The Issuer shall, or shall
                                             cause the Calculation Agent
                                             to, deliver any cash otherwise
                                             due upon any acceleration
                                             described above to the Trustee
                                             for delivery to the holder of
                                             this PLUS. References to
                                             payment "per PLUS" refer to
                                             each $         principal amount of
                                             this PLUS. See "Alternate
                                             Exchange Calculation in Case
                                             of an Event of Default."

                                             If this PLUS is not
                                             surrendered for exchange at
                                             maturity, it shall be deemed
                                             to be no longer Outstanding
                                             under, and as defined in, the
                                             Senior Indenture, except with
                                             respect to the holder's right
                                             to receive the cash due at
                                             maturity.

Supplemental Amount ........................ One-eightieth of the amount, if any, by which the Final Average
                                             Index Value exceeds the Initial
                                             Index Value.  In no event will the
                                             Supplemental Amount be less than
                                             zero.

Final Average Index Value................... The arithmetic average of the
                                             Index Closing Values on each of
                                             the first five Trading Days from
                                             and including             on which
                                             no Market Disruption Event occurs
                                             (each, a "Determination Date"), as
                                             determined by the Calculation
                                             Agent.

Initial Index Value.........................

Index Closing Value......................... The Index Closing Value on any
                                             Trading Day shall equal the
                                             closing value of the Nasdaq-100
                                             Index or any Successor Index (as
                                             defined under "Discontinuance of
                                             the Nasdaq-100 Index; Alteration
                                             of Method of Calculation" below)
                                             at the regular official weekday
                                             close of the principal trading
                                             session of the Nasdaq National
                                             Market on that Trading Day.  See
                                             "Discontinuance of the Nasdaq-100
                                             Index; Alteration of Method of
                                             Calculation."

Trading Day................................. A day, as determined by the
                                             Calculation Agent, on which
                                             trading is generally conducted on
                                             the New York Stock Exchange, Inc.
                                             ("NYSE"), the American Stock
                                             Exchange LLC ("AMEX"), the Nasdaq
                                             National Market, the Chicago
                                             Mercantile Exchange and the Chicago
                                             Board of Options Exchange and in
                                             the over-the-counter market for
                                             equity securities in the United
                                             States.

Calculation Agent........................... Morgan Stanley & Co. Incorporated
                                             and its successors ("MS & Co.").

                                             All calculations with respect
                                             to the Final Average Index
                                             Value and Supplemental Amount,
                                             if any, shall be rounded to
                                             the nearest one
                                             hundred-thousandth, with five
                                             one- millionths rounded upward
                                             (e.g., .876545 would be
                                             rounded to .87655); all dollar
                                             amounts related to
                                             determination of the amount of
                                             cash payable per PLUS shall be
                                             rounded to the nearest
                                             ten-thousandth, with five one
                                             hundred-thousandths rounded
                                             upward (e.g., .76545 would be
                                             rounded to .7655); and all
                                             dollar amounts paid on the
                                             aggregate number of PLUS shall
                                             be rounded to the nearest
                                             cent, with one-half cent
                                             rounded upward.

                                             All determinations made by the
                                             Calculation Agent will be at the
                                             sole discretion of the Calculation
                                             Agent and will, in
                                             the absence of manifest error,
                                             be conclusive for all purposes
                                             and binding on the holder of
                                             this PLUS and the Issuer.

Market Disruption Event..................... "Market Disruption Event" means, with respect to the Nasdaq-100
                                             Index:

                                                 (i) a suspension, absence
                                                 or material limitation of
                                                 trading of stocks then
                                                 constituting 20 percent or
                                                 more of the level of the
                                                 Nasdaq-100 Index (or the
                                                 relevant Successor Index)
                                                 on the Relevant Exchanges
                                                 for such securities for
                                                 more than two hours of
                                                 trading or during the
                                                 one-half hour period
                                                 preceding the close of the
                                                 principal trading session
                                                 on such Relevant Exchange;
                                                 or a breakdown or failure
                                                 in the price and trade
                                                 reporting systems of any
                                                 Relevant Exchange as a
                                                 result of which the
                                                 reported trading prices
                                                 for stocks then
                                                 constituting 20 percent or
                                                 more of the level of the
                                                 Nasdaq-100 Index (or the
                                                 relevant Successor Index)
                                                 during the last one-half
                                                 hour preceding the close
                                                 of the principal trading
                                                 session on such Relevant
                                                 Exchange are materially
                                                 inaccurate; or the
                                                 suspension, absence or
                                                 material limitation of
                                                 trading on any major U.S.
                                                 securities market for
                                                 trading in futures or
                                                 options contracts related
                                                 to the Nasdaq-100 Index
                                                 (or the relevant Successor
                                                 Index) for more than two
                                                 hours of trading or during
                                                 the one-half hour period
                                                 preceding the close of the
                                                 principal trading session
                                                 on such market, in each
                                                 case as determined by the
                                                 Calculation Agent in its
                                                 sole discretion; and

                                                 (ii) a determination by
                                                 the Calculation Agent in
                                                 its sole discretion that
                                                 the event described in
                                                 clause (i) above
                                                 materially interfered with
                                                 the ability of the Issuer
                                                 or any of its affiliates
                                                 to adjust or unwind all or
                                                 a material portion of the
                                                 hedge with respect to the
                                                 PLUS.

                                             For the purpose of determining
                                             whether a Market Disruption
                                             Event exists at any time, if
                                             trading in a security included
                                             in the Nasdaq-100 Index is
                                             materially suspended or
                                             materially limited at that
                                             time, then the relevant
                                             percentage contribution of
                                             that security to the level of
                                             the Nasdaq-100 Index shall be
                                             based on a comparison of (x)
                                             the portion of the level of
                                             the Nasdaq-100 Index
                                             attributable to that security
                                             relative to

                                             (y) the overall level of the
                                             Nasdaq-100 Index, in each case
                                             immediately before that
                                             suspension or limitation.

                                             For purposes of determining
                                             whether a Market Disruption
                                             Event has occurred: (1) a
                                             limitation on the hours or
                                             number of days of trading
                                             shall not constitute a Market
                                             Disruption Event if it results
                                             from an announced change in
                                             the regular business hours of
                                             the relevant exchange or
                                             market, (2) a decision to
                                             permanently discontinue
                                             trading in the relevant
                                             futures or options contract
                                             shall not constitute a Market
                                             Disruption Event, (3)
                                             limitations pursuant to the
                                             rules of any Relevant Exchange
                                             similar to NYSE Rule 80A (or
                                             any applicable rule or
                                             regulation enacted or
                                             promulgated by any other
                                             self-regulatory organization
                                             or government agency of scope
                                             similar to NYSE Rule 80A as
                                             determined by the Calculation
                                             Agent) on trading during
                                             significant market
                                             fluctuations shall constitute
                                             a suspension, absence or
                                             material limitation of
                                             trading, (4) a suspension of
                                             trading in futures or options
                                             contracts on the Nasdaq-100
                                             Index by the primary
                                             securities market trading in
                                             such contracts by reason of
                                             (x) a price change exceeding
                                             limits set by such exchange or
                                             market, (y) an imbalance of
                                             orders relating to such
                                             contracts or (z) a disparity
                                             in bid and ask quotes relating
                                             to such contracts shall
                                             constitute a suspension,
                                             absence or material limitation
                                             of trading in futures or
                                             options contracts related to
                                             the Nasdaq-100 Index and (5) a
                                             "suspension, absence or
                                             material limitation of
                                             trading" on any Relevant
                                             Exchange or on the primary
                                             market on which futures or
                                             options contracts related to
                                             the Nasdaq- 100 Index are
                                             traded shall not include any
                                             time when such market is
                                             itself closed for trading
                                             under ordinary circumstances.

Relevant Exchange........................... "Relevant Exchange" means the primary U.S. organized exchange or
                                             market of trading for any security
                                             (or any combination thereof) then
                                             included in the Nasdaq-100
                                             Index or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default.............. In case an event of default with respect to the PLUS shall have
                                             occurred and be continuing, the
                                             amount declared due and payable
                                             per each $          principal
                                             amount of this PLUS upon any
                                             acceleration of this PLUS shall be
                                             determined by the Calculation Agent
                                             and shall be an amount in cash
                                             equal to the lesser of (a) the sum
                                             of (i) the

                                             Index Closing Value as of the
                                             date of such acceleration plus
                                             (ii) the Supplemental Amount,
                                             if any, calculated using as
                                             the Final Average Index Value
                                             the Index Closing Value as of
                                             the date of acceleration plus
                                             (iii) any accrued but unpaid
                                             interest on the PLUS and (b)
                                             the Call Price.

Discontinuance of the
Nasdaq-100 Index; Alteration
of Method of Calculation.................... If Nasdaq discontinues publication of the Nasdaq-100 Index and Nasdaq
                                             or another entity publishes a
                                             successor or substitute index that
                                             MS & Co., as the Calculation Agent,
                                             determines, in its sole discretion,
                                             to be comparable to the
                                             discontinued Nasdaq-100 Index
                                             (such index being referred to
                                             herein as a "Successor Index"),
                                             then any subsequent Index Closing
                                             Value, as determined by the
                                             Calculation Agent, shall be
                                             determined by reference to the
                                             value of such Successor Index at
                                             the close of trading on the NYSE,
                                             the AMEX, Nasdaq National Market
                                             or the relevant exchange or market
                                             for the Successor Index on the
                                             date that any Index Closing Value
                                             is to be determined.

                                             Upon any selection by the
                                             Calculation Agent of a
                                             Successor Index, the
                                             Calculation Agent shall cause
                                             written notice thereof to be
                                             furnished to the Trustee, to
                                             the Issuer and to the holder
                                             of this PLUS within three
                                             Trading Days of such
                                             selection.

                                             If Nasdaq discontinues
                                             publication of the Nasdaq-100
                                             Index prior to, and such
                                             discontinuance is continuing
                                             on, the date that any Index
                                             Closing Value is to be
                                             determined and MS & Co., as
                                             the Calculation Agent,
                                             determines that no Successor
                                             Index is available at such
                                             time, then, on such date, the
                                             Calculation Agent shall
                                             determine the Index Closing
                                             Value in accordance with the
                                             formula for and method of
                                             calculating the Nasdaq-100
                                             Index last in effect prior to
                                             such discontinuance, using the
                                             closing price (or, if trading
                                             in the relevant securities has
                                             been materially suspended or
                                             materially limited, its good
                                             faith estimate of the closing
                                             price that would have
                                             prevailed but for such
                                             suspension or limitation) at
                                             the close of the principal
                                             trading session on such date
                                             of each security most recently
                                             comprising the Nasdaq-100
                                             Index on the Relevant
                                             Exchange.

                                             If at any time the method of
                                             calculating the Nasdaq-100
                                             Index or a Successor Index,
                                             or the value thereof, is
                                             changed in a material respect,
                                             or if the Nasdaq-100 Index or
                                             a Successor Index is in any
                                             other way modified so that
                                             such index does not, in the
                                             opinion of MS & Co., as the
                                             Calculation Agent, fairly
                                             represent the value of the
                                             Nasdaq-100 Index or such
                                             Successor Index had such
                                             changes or modifications not
                                             been made, then, from and
                                             after such time, the
                                             Calculation Agent shall, at
                                             the close of business in New
                                             York City on the date that the
                                             Index Closing Value is to be
                                             determined, make such
                                             calculations and adjustments
                                             as, in the good faith judgment
                                             of the Calculation Agent, may
                                             be necessary in order to
                                             arrive at a value of a stock
                                             index comparable to the
                                             Nasdaq-100 Index or such
                                             Successor Index, as the case
                                             may be, as if such changes or
                                             modifications had not been
                                             made, and calculate the Final
                                             Average Index Value with
                                             reference to the Nasdaq-100
                                             Index or such Successor Index,
                                             as adjusted. Accordingly, if
                                             the method of calculating the
                                             Nasdaq-100 Index or a
                                             Successor Index is modified so
                                             that the value of such index
                                             is a fraction of what it would
                                             have been if it had not been
                                             modified (e.g., due to a split
                                             in the index), then the
                                             Calculation Agent shall adjust
                                             such index in order to arrive
                                             at a value of the Nasdaq-100
                                             Index or such Successor Index
                                             as if it had not been modified
                                             (e.g., as if such split had
                                             not occurred).

Treatment of PLUS for
United States Federal
Income Tax Purposes......................... The Issuer, by its sale of this
                                             PLUS, and the holder of this
                                             PLUS (and any successor holder of
                                             this PLUS), by its respective
                                             purchase hereof, agree (in the
                                             absence of an administrative
                                             determination or judicial ruling
                                             to the contrary) to characterize
                                             each $         principal amount of
                                             this PLUS for all tax purposes as
                                             a single financial contract with
                                             respect to the Nasdaq-100 Index
                                             (the "Contract") that (i) requires
                                             the holder of this PLUS to pay to
                                             the Issuer at inception an amount
                                             equal to $     , (ii) entitles the
                                             holder (subject to the Morgan
                                             Stanley Call Right) to receive
                                             (a) quarterly payments during the
                                             term of the PLUS and (b) at
                                             maturity an amount in cash
                                             based upon the performance of the
                                             Nasdaq-100 Index, and (iii) allows
                                             the Issuer, upon exercise of the
                                             Morgan Stanley Call Right, to
                                             terminate the Contract by paying
                                             to such holder the Call Price in
                                             cash.

         Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash, as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of U.S. $ (UNITED STATES DOLLARS ) on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

         Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

         Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

         If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

         If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

         If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:            , 2001                  MORGAN STANLEY DEAN WITTER & CO.



                                          By: ---------------------------------
                                              Name:   Alexander C. Frank
                                              Title:  Treasurer

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee



By: ------------------------------
    Authorized Officer

                              REVERSE OF SECURITY

         This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

         Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

         In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

         This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

         This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

         The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

         In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

         If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

         If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

         Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the Notice.

         If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

      (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

      (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

      (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

      (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

      (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

      (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

      (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

      (h)  any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

         The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

         Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange

Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

         The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise on the face hereof.

         All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

         So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

         With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

         No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



                  TEN COM  -   as tenants in common
                  TEN ENT  -   as tenants by the entireties
                  JT TEN   -   as joint tenants with right of survivorship and
                               not as tenants in common


         UNIF GIFT MIN ACT - ----------------- Custodian -------------------
                                 (Minor)                       (Cust)

         Under Uniform Gifts to Minors Act ---------------------------------
                                                        (State)

         Additional abbreviations may also be used though not in the above list.

                            -----------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated: ------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
     ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being
repaid):          .



Dated: --------------------------------      ----------------------------------
                                             NOTICE: The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular without alteration or
                                             enlargement.